Exhibit 10.168

EXECUTION

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2 to Master Repurchase Agreement, dated as of March 29, 2016 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Operating Partnership, L.P. (“Seller”) and PennyMac Mortgage Investment Trust (“Guarantor”).

RECITALS

Buyer, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of July 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). The Guarantor is a party to that certain Guaranty, dated as of July 9, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement. As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1 deleting the definitions of “Mortgage File” and “Mortgage Loan” in their entirety and replacing them with the following:

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit 12 to the Custodial Agreement.

“Mortgage Loan” means any mortgage loan of a Type identified on any schedule attached to the Transactions Terms Letter, which mortgage loan may be either a Dry Loan or a Wet Mortgage Loan which is a fixed or floating rate, one to four family residential mortgage loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in (a) the Underwriting Guidelines and (b) Section 13(b) hereof; provided, however, that, except as expressly approved in writing by Buyer, Mortgage Loans shall not include any High Cost Mortgage Loans.

1.2 adding the following definition in its proper alphabetical order:

“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

SECTION 2. Events of Default. Section 15 of the Existing Master Repurchase Agreement is hereby amended by:

2.1 deleting subsection (u)(iii) in its entirety and replacing it with the following:

(iii) (A) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) Seller, Underlying Repurchase Counterparty, Guarantor or any ERISA Affiliate shall file an application for a minimum funding waiver under section 302 of ERISA or section 412 of the Code with respect to any Plan, (E) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect or (G) the assets of Seller, Underlying Repurchase Counterparty, Guarantor, any Subsidiary of Seller, Underlying Repurchase Counterparty or Guarantor, or any ERISA Affiliate become plan assets within the meaning of 29 CFR 2510.3-101 as modified by section 3(42) of ERISA.

2.2 adding the following new subsection:

(v) Settlements. Seller has, without the express written consent of Buyer, entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate.

SECTION 3. Reports. Section 17 of the Existing Master Repurchase Agreement is hereby amended by deleting subsection (a)(3) in its entirety and replacing it with the following:

(3) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor and Underlying Repurchase Counterparty, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the balance sheet of the Underlying Repurchase Counterparty, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries and Underlying Repurchase Counterparty for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its respective consolidated Subsidiaries or Underlying Repurchase Counterparty, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

SECTION 4. Notice Information. Section 20 of the Existing Master Repurchase Agreement is hereby amended by deleting the notice information for Buyer, Seller and Guarantor in its entirety and replacing it with the following:

If to Seller:

PennyMac Operating Partnership, L.P.

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

If to Guarantor:

PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Attention: Pamela Marsh/Kevin Chamberlain

Phone Number: (805) 330-6059/(818) 746-2877

E-mail: pamela.marsh@pnmac.com; kevin.chamberlain@pnmac.com

If to Buyer:

Bank of America, N.A.

31303 Agoura Road

Mail Code: CA6-917-02-63

Westlake Village, California 91361

Attention: Adam Gadsby, Managing Director

Telephone: (818) 225-6541

Facsimile: (213) 457-8707

Email: Adam.Gadsby@baml.com

With copies to:

Bank of America, N.A.

One Bryant Park, 11th Floor

Mail Code: NY1-100-11-01

New York, New York 10036

Attention: Eileen Albus, Director, Mortgage Finance

Telephone: (646) 855-0946

Facsimile: (646) 855-5050

Email: Eileen.Albus@baml.com

Bank of America, N.A.

One Bryant Park

Mail Code: NY1-100-17-01

New York, New York 10036

Attention: Amie Davis, Assistant General Counsel

Telephone: (646) 855-0183

Fax: (704) 409-0337

E-mail: Amie.Davis@bankofamerica.com

SECTION 5. Periodic Due Diligence Review. Section 35 of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

35.	Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to Seller and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Asset Data Record and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a third party underwriter, approved by Buyer in its sole discretion, to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 35 (“Due Diligence Costs”); provided that such Due Diligence Costs shall be subject to the Due Diligence Cap per calendar year. For the avoidance of doubt, the Due Diligence Cap shall apply solely to costs incurred by Buyer in connection with its due diligence of Seller and Guarantor in connection with the extension of the Effective Date and Buyer’s review of the Mortgage Files, credit files and servicing files related to Purchased Mortgage Loans prior to the Effective Date. Such Due Diligence Cap shall not apply to the extent Buyer requests the review of additional Purchased Mortgage Loans or if a Default or Event of Default shall have occurred, in which case Buyer shall have the right to perform due diligence, at the sole expense of Seller without regard to the Due Diligence Cap.

SECTION 6. Representations and Warranties. Schedule 1 to the Existing Master Repurchase Agreement is hereby amended by:

6.1 adding the following paragraph at the beginning of such schedule:

Representations and Warranties Concerning Purchased Mortgage Loans. Seller represents and warrants to and covenants with Buyer that the following are true and correct with respect to each Purchased Mortgage Loan as of the related Purchase Date through and until the date on which such Purchased Mortgage Loan is repurchased by Seller. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

6.2 adding the following new clause:

(kkk) TRID Compliance. To the extent applicable, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau’s TILA-RESPA Integrated Disclosure Rule.

SECTION 7. Fees and Expenses. Seller hereby agrees to pay to Buyer, on demand, any and all reasonable fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

SECTION 8. Conditions Precedent. This Amendment shall become effective as of the date hereof, upon Buyer’s receipt of this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 11. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 12. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 13. Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A., as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC OPERATING PARTNERSHIP, L.P., as Seller

By: PennyMac GP OP, Inc., its General Partner

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 2 to Master Repurchase Agreement